Exhibit 99.7

PRELIMINARY SUBSCRIPTION AGREEMENT

Jacksonville Bancorp, Inc.

100 North Laura Street

Suite 1000

Jacksonville, Florida 32202

Attention: Stephen C. Green

Ladies and Gentlemen:

I hereby subscribe to purchase the number of shares of common stock, $0.01 par value per share (the “Shares”), of Jacksonville Bancorp, Inc. (the “Company”) indicated below. I have received a copy of the Company’s prospectus, dated [            ], 2013 (the “Prospectus”). I understand that my purchase of the Shares involves significant risk, as described under “Risk Factors” in the Prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of the Shares, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning an investment in the Shares.

I am not sending the purchase price for the Shares I wish to buy at this time. After I receive the Prospectus supplement announcing the results of the Company’s rights offering to its eligible shareholders, if I still wish to purchase Shares, I will deliver (i) to the Company’s sales agent, Hovde Group, LLC, an acknowledgment of subscription, and (ii) to the escrow agent, SunTrust Bank, the purchase price of $0.50 multiplied by the number of Shares I wish to purchase. The purchase price will be delivered to the escrow agent in accordance with the instructions in the Prospectus.

THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL, BINDING AND IRREVOCABLE WHEN MY ACKNOWLEDGMENT OF SUBSCRIPTION AND THE PURCHASE PRICE FOR THE SHARES IS RECEIVED.

	X	$0.50	=	$
Number of Shares		Price per Share		Purchase Price

(DO NOT SEND THE PURCHASE PRICE FOR YOUR SHARES AT THIS TIME)

SUBSTITUTE W-9

Under penalty of perjury, I certify that: (1) the Social Security number or IRS Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.

INSTRUCTION: YOU MUST CROSS OUT (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

[Signature Page Follows]

SUBSCRIBER (individual)*	SUBSCRIBER (entity)*

Signature	Name of Entity

Print Name	Signature

Address of Principal Residence:

Print Name:

Title:

Social Security Number:	Address of Executive Offices:

Telephone Number:

Facsimile Number:	IRS Tax Identification Number:

Please provide name of Subscriber exactly as it should appear on the books and records of the Company (if different than above):	Telephone Number:

Facsimile Number:

Please provide name of Subscriber exactly as it should appear on the books and records of the Company (if different than above):

*	When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation or other entity, please sign in full corporate name by an authorized officer. In the case of joint tenants, each joint owner must sign.

TO BE COMPLETED BY THE COMPANY:

Accepted as of             , 2013, as to              Shares.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

2